                                                                    EXHIBIT 10.9

                      BELL ATLANTIC STOCK OPTION PROGRAM

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                  TERMS AND CONDITIONS OF YOUR STOCK OPTIONS

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Effective November 1, 1998, this document provides the terms and conditions of all your outstanding options, including terms and conditions contained in previously issued stock option certificates and stock option agreements, all of which certificates and agreements are superceded and replaced with respect to your outstanding options by this document. Each option is subject to the terms and conditions of the plan, to the terms, conditions and administrative rules in this document and to other administrative rules adopted by the plan administrator from time to time. Certain italicized words used in this document refer to option characteristics specified in Your Personalized Stock Option Statement. Other italicized words used in this document are defined in P. 7(a), below. To the extent that you have not already expressly agreed to and accepted any of the terms and conditions provided in this document, you shall be deemed to have agreed to and accepted such terms and conditions upon your submission of a notice-of-exercise form to the plan administrator.

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CONTENTS

1.  Earliest Date for Exercising Options.

2.  When Options Expire.

3.  How to Exercise Options.

4.  Post-Exercise Requirements.

5.  Option Transfer Restrictions.

6.  Automatic Conversion of Incentive Stock Options to Nonstatutory Stock
    Options.

7.  Definitions and Other Rules.

1. Earliest Date for Exercising Options. Generally, an option may be exercised on or after the first to occur of (i) its stated exercise date, (ii) the date of your retirement or disability separation, or (iii) the date of your qualified separation. However, if both the grant date and the stated exercise date of an option occur during a leave of absence, then (x) the earliest date for exercising the option shall be the date you return to active service, and
(y) if the option expires under P. 2 before you return to active service, then the option shall never be exercisable.


2.  When Options Expire.  An option shall expire upon the first to occur of:

     (a) the expiration date of the option;

     (b) the fifth anniversary of the date of your retirement or disability separation;

     (c) after your qualified separation, (i) if the separation occurs before January 1, 2000, and you furnish a written legal release in a form approved by the plan administrator, the fifth anniversary of the separation date, or (ii) otherwise, if (b) does not apply by reason of your retirement or your disability separation, the 90th day after the separation date;

     (d) the date of your other separation;

     (e) if you die before the earliest date for exercising such option as determined under P. 1, the date of your death;

     (f) if you die on or after the earliest date for exercising the option as determined under P. 1, the first anniversary of the date of your death.

3.  How to Exercise Options.

     (a) In General. All options may be exercised for cash as provided in P. 3(b) below.

     Exception -- Stock-For-Stock Eligible Options: Options designated as stock-for-stock eligible may also be exercised by stock-for-stock exercise as provided in P. 3(c) below.

         (1) When Exercise Is Permitted. No option may be exercised before the earliest date determined under P. 1, or after such option expires as determined under P. 2. An option may be exercised only on a business day on which BEL shares are traded on the NYSE.

     (2) When Exercise Is Deemed to Be Made. An option shall be deemed exercised on the business day, referred to here as the exercise date, that the notice-of-exercise form is received by the plan administrator, as evidenced by the date stated on the written acknowledgment provided by the plan administrator.

     (3) Who May Exercise. Before your death, only you may exercise your options. Options may not be exercised by any person pursuant to any involuntary transfer by garnishment, execution, lien or the like. After your death, your designated beneficiary, if you have one, may exercise your options. If you have no designated beneficiary and your will expressly names a person or persons to exercise your options, then the designated person or persons may exercise your options. Otherwise, the executor or administrator for your residuary estate may exercise your options.

     (4) Minimum Exercise Amount. No less than 100 options may be exercised at a time unless the total number of options outstanding is less than 100, in which case all outstanding options must be exercised simultaneously.

     (5) Election to Satisfy Withholding Tax Obligations. A notice-of-exercise form may direct the plan administrator to satisfy all withholding tax obligations arising from an option exercise by reducing the number of BEL shares which would otherwise be transferred by reason of the exercise.

     (6) Election to Title BEL Shares. You may elect to have the acquired BEL share certificates titled either in your name or in the name of yourself and another person as joint tenants with the right of survivorship (or in a "street name" arrangement with a broker who holds the BEL shares in an account which is so owned) or, if you are exercising nonstatutory stock options, you may elect to have the acquired BEL share certificates titled solely in the name of a person other than yourself.

     (7) Simultaneous Cash and Stock-for-Stock Exercises. An exercise of options for cash may be effected simultaneously with a stock-for-stock exercise of other options, so long as the cash exercise complies with P. 3(b) and the stock-for-stock exercise complies with P. 3(c).

     (b) Cash Exercise. The exercise of options for cash shall be effected by delivering to the plan administrator on a business day, which must be a day on which BEL shares are traded on the NYSE, (i) the notice-of-exercise form, consisting of written notice in a form approved by the plan administrator, which designates the options being exercised and specifies the number of BEL shares to be acquired, and (ii) payment by check or wire transfer (if available) of the full aggregate exercise price, which must either accompany the delivery of the notice-of-exercise form or, if such notice was delivered by facsimile, be received by the plan administrator by the end of the business day following such facsimile delivery. This payment requirement applies whether you supply payment directly, or whether payment is supplied on your behalf by a broker or other person. If the full aggregate exercise price is not received by the plan administrator by the applicable deadline, the attempt to exercise such options shall be deemed cancelled.

     (c) Stock-for-Stock Exercise. The exercise of options with pre-owned BEL shares is a "stock-for-stock exercise." Only one stock-for-stock exercise is allowed per calendar quarter, although a single stock-for-stock exercise may include options with different grant dates. A stock-for-stock exercise shall be effected by delivering to the plan administrator on a business day, which must be a day on which BEL shares are traded on the NYSE: (i) for those BEL shares being tendered which are not held in certificate form, documentation satisfactory to the plan administrator which evidences your beneficial ownership of such BEL shares for at least six months; and (ii) the notice-of-exercise form, consisting of written notice in a form approved by the plan administrator, which (A) designates the options being exercised, (B) specifies the number of BEL shares to be acquired, and (C) for those BEL shares being tendered which are held in certificate form, provides the certificate numbers and the names of the registered owners. If a cash payment is required to fund part of the purchase price of a single BEL share, which price was only partially funded by tendered BEL shares, such payment must be made to the plan administrator within 10 business days after receiving notice of the amount due.

     (1) Ineligible BEL Shares. BEL shares are not eligible to be tendered in a stock-for-stock exercise if, less than six months before the exercise date for the current stock-for-stock exercise, they were used by you as consideration for exercising any option under any Bell Atlantic stock option plan. In addition, for BEL shares to be tendered in a stock-for-stock exercise, you must have had some ownership interest in the BEL shares for at least six months. Shares held under the Bell Atlantic Savings Plan for Salaried Employees or in other similar arrangements, or while held subject to restrictions, are not eligible to be tendered in a stock-for-stock exercise.

     (2) Ownership of Tendered BEL Shares. BEL shares tendered in a stock-for-stock exercise must be held (directly or by a broker in a "street name" arrangement) either in your name alone, or in your name jointly with another person who consents to the tender in writing in a form approved by the plan administrator.

     (3) Reload Options. When you execute a stock-for-stock exercise of an option (referred to here as a "reloaded option"), then, if you are an active employee on the exercise date of the reloaded option, you will be granted one nonstatutory stock option (referred to here as a "reload option") for each BEL share you tendered which was accepted in such stock-for-stock exercise. Each reload option will be issued with the following terms: (i) an exercise price equal to the fair market value of BEL shares on the exercise date of the reloaded option; (ii) a stated exercise date which is six months after the exercise date of the reloaded option; and (iii) the same expiration date as the reloaded option.

4.  Post-Exercise Requirements.

     (a) Withholding Taxes. If an option exercise creates a tax withholding obligation, not satisfied by an election in the notice-of-exercise form to reduce the number of BEL shares received, then you or your beneficiary must pay the amount of such obligation by check to the plan administrator within 10 business days of receiving notice of such obligation and before the plan administrator delivers the certificate for BEL shares. At any time, if the plan administrator determines that a tax withholding obligation exists with respect to any event relating to options, or to BEL shares received by exercising options (such as a sale described in P. 4(b)), then you or, in the case of your death, your beneficiary must pay the amount of such obligation by check to the plan administrator within 10 business days of receiving notice of such determination. If the amount of a tax withholding obligation is not paid, then, by exercising options, you irrevocably authorize Bell Atlantic and its subsidiaries to withhold such amount in their sole discretion from any remuneration (in any form, including any option shares) otherwise payable or transferable to you or your beneficiary.

     (b) Notice of Certain Sales and Other Transfers of BEL Shares. If you sell or otherwise dispose of a BEL share acquired by exercising an incentive stock option or a BEL share which was tendered in a stock-for-stock exercise of an incentive stock option, and the sale or other disposition occurs before either the first anniversary of the exercise date (when such BEL share was acquired or tendered) or the second anniversary of the grant date (of such incentive stock option), then you must notify the plan administrator within 10 business days after the sale or other disposition, using a form approved by the plan administrator for this purpose.

5.  Option Transfer Restrictions.

     (a) In General. Before your death, only you may exercise your options. Options may not be exercised by any person pursuant to any involuntary transfer by garnishment, execution, lien or the like. You may not transfer an option or an interest in an option, whether voluntarily, involuntarily or by operation of law, except (i) by voluntarily delivering a beneficiary designation to the plan administrator, (ii) by will, or (iii) by operation of applicable intestacy laws.

     (b) Beneficiary Designation. After your death, your designated beneficiary, if you have one, may exercise your options. If you have no designated beneficiary and your will expressly names a person or persons to exercise your options, then the designated person or persons may exercise your options. Otherwise, the executor or administrator for your residuary estate may exercise your options. If you have a designated beneficiary, then the naming in your will of any person or persons to exercise your options shall be disregarded, and such naming shall create no rights with respect to the plan or any option. If you name more than one designated beneficiary, or if a designated beneficiary is a minor, you must also designate a person with power of attorney to exercise options for the benefit of your designated beneficiaries.

6. Automatic Conversion of Incentive Stock Options to Nonstatutory Stock Options. On the three-month anniversary of your termination of employment from Bell Atlantic or a corporate affiliate for any reason, other than transfer of your employment to Bell Atlantic or another corporate affiliate, each of your outstanding incentive stock options shall automatically become a nonstatutory stock option. Also, if the aggregate exercise price of incentive stock options first becoming exercisable in a calendar year exceeds $100,000, then, starting with the most recently granted options, enough of such incentive stock options shall automatically be converted to nonstatutory stock options so that the aggregate exercise price of the remainder falls within the $100,000 limit.

7.  Definitions and Other Rules.

     (a) Definitions.

         BEL shares are shares of Bell Atlantic common stock.

         Bell Atlantic is Bell Atlantic Corporation.

     corporate affiliate is a corporation which is at least 50% owned by Bell Atlantic, applying toward such 50% threshold any ownership by Bell Atlantic and its corporate subsidiaries, but not ownership by noncorporate owners such as partnerships.

     designated beneficiary is the person named on the most current beneficiary designation, using a form approved for this purpose by the plan administrator, which you have completed, signed and delivered to the plan administrator.

     disability separation is separation from service which (i) is due to a disability, as defined by the short-term disability plan in which you participate, and (ii) occurs at or after the end of the maximum period for receiving disability benefits under such short-term disability plan.

     exercise date is defined in P. 3(a)(2).

     fair market value is the mean between the highest and lowest selling prices of BEL shares on the exercise date, as reported on the NYSE composite tape.

     notice-of-exercise form is the notice, in the form approved by the plan administrator, which is used for exercising an option as described in P. 3.

     NYSE is the New York Stock Exchange.

     option is a stock option granted under the Bell Atlantic 1985 Incentive Stock Option Plan, as amended.

     other separation is resignation or other termination of employment, while living, which is not a retirement, disability separation or qualified separation, and which is not by reason of transfer of your employment to a subsidiary.

     plan means the Bell Atlantic 1985 Incentive Stock Option Plan, as amended.

     plan administrator is the Executive Vice President - Human Resources of Bell Atlantic, or any successor administrator, and any agent, assistant or staff designated by that person to assist in the administration of the plan.

     qualified separation is separation from service from your employing company (which is not accompanied by a transfer to, or a re-employment within 90 days by, Bell Atlantic, a corporate affiliate or a subsidiary), where the separation is initiated by your employing company other than for misconduct or a willful or persistent failure to perform your job duties, for example in the context of a reorganization, downsizing, sale or merger of a business unit or other voluntary or involuntary reduction in force (RIF) or force management initiative (including, for example, a separation resulting from a company-initiated relocation or a downward reclassification of your position for a reason other than failure to perform).

     reloaded option is defined in P. 3(c)(3).

     retirement is separation from service with a combination of age and service (as calculated for retirement-eligibility purposes, taking into account, if applicable, any additional years of age and service credited under any special pension incentive offer) which equals or exceeds any of the following criteria:

age equal to or greater than:       and service equal to or greater than:
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Any age                                           30 years
50                                                25 years
55                                                20 years
60                                                15 years
65                                                10 years.

     stock-for-stock exercise is defined in P. 3(c).

     subsidiary is a company which is designated by the board of directors of Bell Atlantic as such, or in which Bell Atlantic then owns a 50% or greater ownership interest.

     (b) Tax Consequences. All income, gift, estate and other tax consequences, under federal, state, local, foreign and other tax laws and rules, of and relating to receiving, holding and exercising options, tendering cash and other consideration when exercising options, receiving BEL shares and other proceeds of exercising options, having such BEL shares titled in the name of any person, and selling or otherwise disposing of such BEL shares, are solely the responsibility of you and any beneficiary and not that of Bell Atlantic or any subsidiary.

     (c) Deadlines. If any deadline date would fall on a Saturday, Sunday or holiday on which the NYSE is closed, such deadline date shall be deemed to fall instead on the first business day following such Saturday, Sunday or holiday on which shares are traded on the NYSE.

     (d) Authority of Plan Administrator. The plan administrator is authorized to administer option-exercise transactions, to perform administrative oversight, to establish and modify administrative rules pertaining to options, to interpret the plan and the terms and conditions contained in this document, and to resolve disputes under the plan and such terms and conditions. All claims, disputes and requests for interpretation of the plan and the terms and conditions contained in this document shall be made in writing and be directed initially to the Executive Director - Executive Compensation. The Executive Vice President - Human Resources, in that officer's capacity as the principal plan administrator, shall have the authority to review and decide any appeal of any claim, dispute or request for interpretation, and the decision of the Executive Vice President - Human Resources shall be final and binding. Without limiting the generality of the foregoing, the plan administrator shall have the discretion to determine whether a termination of employment is a retirement, a disability separation, a qualified separation or an other separation.

     (e) Duty to Advise of Change of Address. You are responsible for timely notifying the plan administrator of any change of your office address and of any change of your home address.


CERTIFIED ON BEHALF OF ALL PLANS:

/s/ Donald J. Sacco
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Donald J. Sacco
Executive Vice President - Human Resources               Date:  November 1, 1998